SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

8723 Bellanca Avenue, Building A, Los Angeles, CA 90045
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 670-0132

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2007, The Apparel Agent, LLC, a California limited liability company (“Apparel Agent”), issued a Promissory Note (the “AA Note”) to Sub-Urban Brands, Inc. (the “Company”). Apparel Agent promised to pay to the Company or its successors and assigns the principal sum of Seventy Five Thousand Dollars ($75,000) together with accrued but unpaid interest at an annual rate of 8%, on June 26, 2007 (the “Maturity Date”). The Company and Apparel Agent have entered into a letter agreement pursuant to which the Company has proposed to acquire Apparel Agent (the “Letter Agreement”). The AA Note provides that if the Company completes its contemplated acquisition of Apparel Agent prior to the Maturity Date, the Company will forgive Apparel Agent of its obligation to repay the principal amount of the AA Note and any interest accrued but unpaid thereunder and the AA Note shall become null and void on the date of such acquisition. The principal amount advanced under the AA Note plus any accrued and unpaid interest will be applied to the cash consideration under the terms agreed upon in the Letter Agreement. In addition, the AA Note will be forgiven if the Company does not complete the intended acquisition prior to the Maturity Date of this note due to no fault of Apparel Agent.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On February 13, 2007, and February 22, 2007, the Company entered into securities purchase agreements (the “February 13 Agreements” and “February 22 Agreements” respectively, and the collectively, the “Agreements”) with accredited investors (the “Investors”) to obtain funding for working capital.

Pursuant to the February 13 Agreements, the Company sold 10% Subordinated Promissory Notes in the aggregate principal amount of $125,000 (the “February 13 Notes”), 700,000 restricted shares of the Company’s Common Stock, and warrants to purchase 700,000 shares of the Company’s restricted Common Stock at $0.15 per share. The February 13 Notes are due and payable at the earlier of (i) February 13, 2008 or (ii) upon the occurrence of an event of default, as defined therein.

Pursuant to the February 22 Agreements, the Company sold 10% Subordinated Promissory Notes in the aggregate principal amount of $250,000 (the “February 22 Notes” and together with the February 13 Notes, the “Notes”), 1,500,000 restricted shares of the Company’s Common Stock, and warrants to purchase 1,000,000 shares of the Company’s restricted Common Stock at $0.15 per share. The February 22 Notes are due and payable at the earlier of (i) December 15, 2007 or (ii) upon the occurrence of an event of default, as defined therein.

The Company may (i) prepay the outstanding principal balance and unpaid accrued interest of the Notes in full or (ii) convert the outstanding principal balance and unpaid accrued interest of the Notes into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion price per share equal to 50% of the average market price during the five (5) days prior to conversion, immediately prior to or concurrently with the consummation of any sale of securities of the Company occurring after the date of the Agreement and having gross proceeds to the Company of at least $1,000,000.

In connection with the Agreements, the Company agrees to file a registration statement with the Commission in order to register the Conversion Shares, together with any Bonus Shares (as such term is defined below) (collectively, the “Registrable Shares”), for resale and to cause such registration to be declared effective by the Commission within seven (7) months of the date of issuance of the applicable Note. In the event that the registration statement is not declared effective by the Commission on or before the seven-month anniversary of the date of issuance of the applicable Note, the Company shall, at the first day of each calendar month thereafter and continuing for so long as the Registrable Shares are not registered, issue 70,000 shares of Common Stock to the Investor under the February 13 Note and 150,000 shares of Common Stock to Investors under the February 22 Note.

The Chief Executive Officer of the Company, Joe Shortal, personally guaranteed payment in full of all of the principal, interest and other monetary obligations of the Company under the Notes.

The securities issued under the Agreements were offered and sold to the Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing descriptions of the Agreements and Notes, together with the related warrant agreements are qualified in their entirety by reference to the full text of the Agreements, Notes and related warrant agreements, copies of which is filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Changes In Registrant’s Certifying Accountant.

 (1)  Merger Involving Independent Accountants

  (i)  On January 22, 2007, the Company was informed by Pohl, McNabola, Berg & Co., LLP (“PMB”), the independent registered public accounting firm for Client (the “Company”), as follows:

   (1)  PMB has consummated a merger with Helin, Donovan, Trubee & Wilkinson., LLP (“HDTW”). HDTW is located in Austin, Texas, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is PMB Helin Donovan, LLP (“PMB+HD”).

   (2)  We are required to file this Form 8-K as notification that PMB + HD succeeds PMB as our independent registered auditor.

  (ii)  PMB’s reports on our consolidated financial statements as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii)  Neither of the reports of PMB on the Company’s financial statements for the two most recent fiscal years contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles.

   (1)  During the Company’s two most recent fiscal years and through January 22, 2007, there were no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused them to make reference thereto in their reports on the financial statements for such years.

   (2)  During the Company’s two most recent fiscal years and through January 22, 2007, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

  (iv)  The Company has requested that PMB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PMB agrees with the above statements. A copy of PMB’s letter required by Item 304(a)(3) of Regulation S-B is filed as Exhibit 16 to this Form 8-K.

  (2)  During the Company’s two most recent fiscal years and through January 22, 2007, neither the Company, nor anyone on its behalf, consulted with HDTW regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv)(B) of Regulation S-B).

  (3)  We have notified the members of our Audit Committee of the facts set forth in this report on Form 8-K, including the appointment of PMB + HD as our independent registered auditor and no member has disapproved of this appointment.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement and 10% Promissory Note for $250,000 and $125,000

4.2	Form of Warrant Agreement for the purchase of common shares

4.3	Form of Promissory Note from The Apparel Agent, LLC.

16	Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: March 1, 2007	/s/ Jack Mott
Jack Mott, Chief Financial Officer and Chief Operating Officer